UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2010

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On May 18, 2010, J. C. Penney Company, Inc. and J. C. Penney Corporation, Inc. (collectively, the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company of $400,000,000 principal amount of 5.65% Senior Notes due 2020 (the “Notes”). The offering of the Notes was registered under the Securities Act of 1933, as amended, and is being made pursuant to the Company’s Registration Statement on Form S-3, Reg. Nos. 333-166241 and 333-166241-01 and the Prospectus included therein, filed by the Company with the Securities and Exchange Commission (“Commission”) on April 22, 2010, the Prospectus Supplement relating thereto dated May 18, 2010, and the Free Writing Prospectus accepted for filing by the Commission on May 18, 2010.

The Notes are to be issued under an Indenture, dated as of April 1, 1994, as amended by a first supplemental indenture dated as of January 27, 2002, and a second supplemental indenture dated as of July 26, 2002 between the Company and U.S. Bank National Association, as Successor Trustee to Bank of America National Trust and Savings Association.  The issuance and sale of the Notes is expected to close on May 24, 2010.  The form of Note is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. Certain of the Underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expenses.

Item 5.07           Submission of Matters to a Vote of Security Holders.

J. C. Penney Company, Inc. held its Annual Meeting of Stockholders on May 21, 2010. Each of the Board of Directors’ nominees set forth below was elected to hold office until the next annual meeting of stockholders or until his or her respective successor has been elected and qualified. Stockholders also ratified the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending January 29, 2011. The table below shows the voting results:

	For	Against	Abstain	Broker Non-Votes
Election of Directors
Colleen C. Barrett	168,214,604	18,163,697	592,077	15,425,435
M. Anthony Burns	161,844,718	24,639,408	486,252	15,425,435
Maxine K. Clark	168,380,695	18,093,312	496,371	15,425,435
Thomas J. Engibous	182,230,450	4,215,472	524,456	15,425,435
Kent B. Foster	182,724,740	3,705,124	540,514	15,425,435
Geraldine B. Laybourne	180,243,919	6,208,160	518,299	15,425,435
Burl Osborne	161,909,012	24,362,958	698,408	15,425,435
Leonard H. Roberts	183,343,853	3,009,857	616,668	15,425,435
Javier G. Teruel	183,302,117	3,077,087	591,174	15,425,435
R. Gerald Turner	166,771,118	19,666,082	533,178	15,425,435
Myron E. Ullman, III	182,110,764	4,602,669	256,945	15,425,435
Mary Beth West	181,934,639	4,465,630	570,109	15,425,435

Ratification of Appointment of Independent Auditor	197,900,089	4,095,758	399,966	N/A

Item 8.01         Other Events.

The opinion and consent of Janet Dhillon, Executive Vice President, General Counsel and Secretary of the Company in connection with the validity of the Notes offered under the Registration Statement are filed herewith as Exhibit 5.1 and Exhibit 23.1, respectively, and are incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number                  Description
1.1
Underwriting Agreement dated May 18, 2010, by and among the Company and Barclays Capital Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters of the Notes

4.1	Form of 5.65% Senior Note due June 1, 2020

5.1 23.1
Opinion of Janet Dhillon, Executive Vice President, General Counsel and Secretary of the Company

Consent of Janet Dhillon, Executive Vice President, General Counsel and Secretary of the Company (see Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  May 24, 2010

EXHIBIT INDEX

Exhibit Number	Description

1.1
Underwriting Agreement dated May 18, 2010, by and among the Company and Barclays Capital Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters of the Notes

4.1                                           Form of 5.65% Senior Note due June 1, 2020

5.1	Opinion of Janet Dhillon, Executive Vice President, General Counsel and Secretary of the Company

23.1                                         Consent of Janet Dhillon, Executive Vice President, General Counsel
and Secretary of the Company (see Exhibit 5.1)